EXHIBIT 4.1

HEARTLAND FINANCIAL USA, INC.
TO
U.S. BANK NATIONAL ASSOCIATION, As Trustee

Indenture
Dated as of December 17, 2014

Subordinated Debt Securities

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Section 701.	Corporation to Furnish Trustee Names and Addresses of Holders	48
Section 702.	Preservation of Information; Communications to Holders	48
Section 703.	Reports by Trustee	49
Section 704.	Reports by Corporation	49

ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE		50

Section 801.	Corporation May Consolidate, Etc., Only on Certain Terms	50
Section 802.	Successor Substituted	50

ARTICLE NINE SUPPLEMENTAL INDENTURES		51

Section 901.	Supplemental Indentures Without Consent of Holders	51
Section 902.	Supplemental Indentures With Consent of Holders	52
Section 903.	Execution of Supplemental Indentures	53
Section 904.	Effect of Supplemental Indentures	53
Section 905.	Conformity with Trust Indenture Act	53
Section 906.	Reference in Securities to Supplemental Indentures	53
Section 907.	Subordination Impaired	53

ARTICLE TEN COVENANTS		54

Section 1001.	Payment of Principal, Premium and Interest	54
Section 1002.	Maintenance of Office or Agency	54
Section 1003.	Money for Securities Payments to Be Held in Trust	55
Section 1004.	Statement by Officers as to Default	56
Section 1005.	Existence	56
Section 1006.	Maintenance of Properties	56
Section 1007.	Payment of Taxes and Other Claims	57
Section 1008.	Waiver of Certain Covenants	57
Section 1009.	Calculation of Original Issue Discount	57

ARTICLE ELEVEN REDEMPTION OF SECURITIES		57

Section 1101.	Applicability of Article	57
Section 1102.	Election to Redeem; Notice to Trustee	58
Section 1103.	Selection by Trustee of Securities to Be Redeemed	58
Section 1104.	Notice of Redemption	58
Section 1105.	Deposit of Redemption Price	59
Section 1106.	Securities Payable on Redemption Date	60
Section 1107.	Securities Redeemed in Part	60

ARTICLE TWELVE SINKING FUNDS		60

Section 1201.	Applicability of Article	60
Section 1202.	Satisfaction of Sinking Fund Payments with Securities	61
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Section 1203.	Redemption of Securities for Sinking Fund	61

ARTICLE THIRTEEN DEFEASANCE AND COVENANT DEFEASANCE		62

Section 1301.	Corporation’s Option to Effect Defeasance or Covenant Defeasance	62
Section 1302.	Defeasance and Discharge	63
Section 1303.	Covenant Defeasance	63
Section 1304.	Conditions to Defeasance or Covenant Defeasance	63
Section 1305.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	65
Section 1306.	Reinstatement	66

ARTICLE FOURTEEN SUBORDINATION OF SECURITIES		66

Section 1401.	Securities Subordinate to Senior Indebtedness	66
Section 1402.	Payment Over of Proceeds Upon Dissolution, Etc	67
Section 1403.	Prior Payment to Senior Indebtedness Upon Acceleration of Securities	68
Section 1404.	No Payment When Senior Indebtedness in Default	68
Section 1405.	Payment Permitted If No Default	68
Section 1406.	Subrogation to Rights of Holders of Senior Indebtedness	69
Section 1407.	Provisions Solely to Define Relative Rights	69
Section 1408.	Trustee to Effectuate Subordination	70
Section 1409.	No Waiver of Subordination Provisions	70
Section 1410.	Notice to Trustee	70
Section 1411.	Reliance on Judicial Order or Certificate of Liquidating Agent	71
Section 1412.	Trustee Not Fiduciary for Holders of Senior Indebtedness	71
Section 1413.	Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights	71
Section 1414.	Article Applicable to Paying Agents	72
Section 1415.	Payment of Proceeds in Certain Cases	72
Section 1416.	All Indenture Provisions Subject to Article Fourteen	72
NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

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Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608
610
§ 311(a)	613
(b)	613
§ 312(a)	701
702
(b)	702
(c)	702
§ 313(a)	703
(b)	703
(c)	703
(d)	703
§ 314(a)	704
(a)(4)	101
1004
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§ 315(a)	601
(b)	602
(c)	601
(d)	601
(e)	514
§ 316(a)	101
(a)(1)(A)	502
512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	104
§ 317(a)(1)	503
(a)(2)	504
(b)	1003
§ 318(a)	107

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NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE, dated as of December 17, 2014, between Heartland Financial USA, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Corporation”), having its principal office at 1398 Central Avenue, Dubuque, Iowa 52001, and U.S. Bank National Association, as Trustee (herein called the “Trustee”).
RECITALS OF THE CORPORATION
WHEREAS, the Corporation has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinated debt securities (herein called the “Securities”), to be issued in one or more series as in this Indenture provided; and
WHEREAS, all things necessary to make this Indenture a valid agreement of the Corporation, in accordance with its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:
ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101.    Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(4)unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(5)the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Interest” means the interest, if any, that shall accrue on any interest on the Securities of any series the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such Security.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent Member” means any member of, or participant in, the Depositary.
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.
“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.
“Bankruptcy Code” means Title 11 of the United States Code or any successor statute thereto, in each case as amended from time to time.
“Board of Directors” means either the board of directors of the Corporation or any duly authorized committee of that board.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day”, when used with respect to any Place of Payment, means (i) each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close, or (ii) a day on which the Corporate Trust Office of the Trustee is not closed for business.
“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“corporation” means a corporation, association, company, joint-stock company or business trust.
“Corporation” means the Person named as the “Corporation” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Corporation” shall mean such successor Person.

“Corporation Request” or “Corporation Order” mean, respectively, the written request or order signed in the name of the Corporation by its Chairman of the Board, its President, Chief Financial Officer or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.
“Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be administered, which office at the date of the execution of this Indenture is located at 10 West Market Street, Suite 1150, Indianapolis, Indiana 46204 1100, Attention: Global Corporate Trust Services, or at any other time at such other address as the Trustee may designate from time to time by notice to the Corporation or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Corporation).
“Covenant Defeasance” has the meaning specified in Section 1303.
“Defaulted Interest” has the meaning specified in Section 307.
“Defeasance” has the meaning specified in Section 1302.
“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.
“Event of Default” has the meaning specified in Section 501.
“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.
“Expiration Date” has the meaning specified in Section 104.
“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 204 (or such legend as may be specified as contemplated by Section 301 for such Securities) issued to the Depositary or its nominee for such series, and registered in the name of such Depositary or its nominee.
“Holder” means a Person in whose name a Security is registered in the Security Register.
“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.
“Interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.
“Major Constituent Bank” means any Subsidiary which is organized as a banking organization under federal or state law and which represents 50% or more of the consolidated assets of the Corporation determined as of the date of the most recent audited financial statements of the Corporation.
“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, Chief Financial Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Corporation and delivered to the Trustee that meets the requirements of Section 102.
“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Corporation, and who shall be acceptable to the Trustee that meets the requirements of Section 102.
“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.
“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(1)Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Corporation) in trust or set aside and segregated in trust by the Corporation (if the Corporation shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)Securities as to which Defeasance has been effected pursuant to Section 1302; and

(4)Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Corporation;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Corporation or any other obligor upon the Securities or any Affiliate of the Corporation or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Corporation or any other obligor upon the Securities or any Affiliate of the Corporation or of such other obligor. Upon the written request of the Trustee, the Corporation shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Corporation to be owned by, held by or for the account of the Corporation, or any other obligor on the Securities or any Affiliate of the Corporation or such obligor, and subject to the provisions of Section 601, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.
“Paying Agent” means the Trustee or any Person authorized by the Corporation to deliver payment of the principal of or any premium or interest on any Securities on behalf of the Corporation.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means, unless otherwise provided pursuant to Section 301, the date that is fifteen days next preceding such Interest Payment Date (whether or not a Business Day).
“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons: (i) who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and (ii) who shall have direct responsibility for the administration of this Indenture.
“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.
“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.
“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
“Senior Indebtedness” means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than any obligation where, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not Senior Indebtedness. Senior Indebtedness includes, without limitation:
(1)the principal of (and premium, if any) and interest in respect of indebtedness of the Corporation for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Corporation, including obligations incurred in connection with the acquisition of property, assets or businesses;

(2)all capital lease obligations of the Corporation;

(3)all obligations of the Corporation issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Corporation and all obligations of the Corporation under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

(4)all obligations of the Corporation arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers’ acceptance, security purchase facilities and similar credit transactions;

(5)all obligations of the Corporation associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

(6)all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which the Corporation is responsible or liable as obligor, guarantor or otherwise;

(7)all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any property or asset of the Corporation whether or not such obligation is assumed by the Corporation; and

(8)any deferrals, renewals or extensions of any obligations of the type referred to in clauses (1) through (7).

Notwithstanding the foregoing, Senior Indebtedness does not include:
(1)the Securities;

(2)trade accounts payable arising in the ordinary course of business; and

(3)any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the Securities, including any indebtedness issued to any statutory trust created by the Corporation for the purpose of issuing trust securities in connection with such issuance of indebtedness, which shall in all cases be junior to such Securities.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Corporation pursuant to Section 307.
“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
“U.S. Government Obligation” has the meaning specified in Section 1304.
“Vice President”, when used with respect to the Corporation or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
SECTION 102.    Compliance Certificates and Opinions.

Upon any application or request by the Corporation to the Trustee to take any action under any provision of this Indenture, the Corporation shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel, all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,
(1)    a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Corporation may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Corporation stating that the information with respect to such factual matters is in the possession of the Corporation, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 104.     Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Corporation, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.
The ownership of Securities shall be proved by the Security Register.
Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon such Security.
The Corporation may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Corporation may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If not set by the Corporation before the first solicitation of a Holder made by any Person in respect of any such matter referred to in the foregoing sentence, the record date for any such matter shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) before the first solicitation. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Corporation from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Corporation, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.
The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any declaration of acceleration referred to in Section 502; (ii) any request to institute proceedings referred to in Section 507(2) or (iii) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Corporation’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Corporation in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.
With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
SECTION 105.    Notices, Etc., to Trustee and Corporation.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)    the Trustee by any Holder or by the Corporation shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed to the Trustee at its Corporate Trust Office, or transmitted by facsimile transmission (and if requested by the Trustee, confirmed by such Holder providing the originally executed writing to the Trustee in a timely manner), or mail by first-class mail, postage prepaid, or by guaranteed overnight courier, or

(2)    the Corporation by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Corporation addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: Corporate Counsel, or at any other address previously furnished in writing to the Trustee by the Corporation.

The Trustee may, from time to time, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that if requested by the Trustee (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions that the Trustee had not received at the time of such reliance or compliance.
SECTION 106.    Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.
SECTION 107.    Conflict with Trust Indenture Act

Except as otherwise expressly provided herein, the Trust Indenture Act shall apply as a matter of contract to this Indenture for purposes of interpretation, construction and defining the rights and obligations hereunder, and this Indenture, the Corporation, and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act. Except as otherwise provided herein, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

Whenever this Indenture refers to a provision of the Trust Indenture Act, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the Trust Indenture Act required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following Trust Indenture Act terms used in this Indenture have the following meanings:
“indenture securities” means the Securities;
“indenture trustee” means the Trustee; and
“obligor” on the Securities means the Corporation or any other obligor on the Securities.
All other terms used in this Indenture that are defined in the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by any Commission rule and not otherwise defined herein shall have the meanings assigned to them therein.
SECTION 108.    Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.    Successors and Assigns.

All covenants and agreements in this Indenture by the Corporation shall bind its successors and assigns, whether so expressed or not.

SECTION 110.    Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 111.    Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.    Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 113.    Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity. No interest shall accrue for the period from and after that Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, and up to and including the next succeeding Business Day.

SECTION 114.    Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 115.    Execution in Counterparts.

This Indenture may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 116.    Waiver of Jury Trial.

EACH OF THE CORPORATION AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 117.    Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the

Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

ARTICLE TWO

SECURITY FORMS

SECTION 201.    Forms Generally.

The Securities of each series and the Trustee’s Certificate of Authentication shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Corporation and delivered to the Trustee at or prior to the delivery of the Corporation Order contemplated by Section 303 for the authentication and delivery of such Securities.

The definitive securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
SECTION 202.    Form of Face of Security.

THIS SECURITY IS AN UNSECURED SUBORDINATED DEBT OBLIGATION OF HEARTLAND FINANCIAL USA, INC. THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

HEARTLAND FINANCIAL USA, INC.
% Subordinated Notes due
No._______    $________
Heartland Financial USA, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Corporation”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to           , or registered assigns, [the principal sum of         Dollars on         ] [or] [such principal amount as may be set forth in the attached Schedule of Exchanges of Interests] [if the Security is to bear interest prior to Maturity, insert - , and to pay interest thereon from             or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on         and         in each year, commencing         , at the rate of         % per annum, until the principal hereof is paid or made available for payment [if applicable, insert - , provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the         or          (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Corporation, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].
[If the Security is not to bear interest prior to Maturity, insert - The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of         % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.] ]
Payment of the principal of (and premium, if any) and [if applicable, insert - any such] interest on this Security will be made at the office or agency of the Corporation maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert - ; provided, however, that at the option of the Corporation payment of interest may be made through the Paying Agent by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
In Witness Whereof, the Corporation has caused this instrument to be duly executed.

Dated:		HEARTLAND FINANCIAL USA, INC.

By:

Attest:

SECTION 203.    Form of Reverse of Security

This Security is one of a duly authorized issue of securities of the Corporation (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of [       ] (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Corporation and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert -, limited in aggregate principal amount to $         ].

[If applicable, insert - The Securities of this series are subject to redemption upon not less than 30 days’ notice, [if applicable, insert - (1) on          in any year commencing with the year          and ending with the year          through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert - on or after         , 20    ], as a whole or in part, at the election of the Corporation, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert - on or before         ,        %, and if redeemed] during the 12-month period beginning          of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to         % of the principal amount, together in the case of any such redemption [if applicable, insert - (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]
[If applicable, insert - The Securities of this series are subject to redemption upon not less than 30 days’ notice, (1) on         in any year commencing with the year          and ending with the year          through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert - on or after         ], as a whole or in part, at the election of the Corporation, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning          of the years indicated,

Year	Redemption Price For Redemption Through Operation of the Sinking Fund	Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to         % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]
[If applicable, insert - Notwithstanding the foregoing, the Corporation may not, prior to         , redeem any Securities of this series as contemplated by [if applicable, insert - Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Corporation (calculated in accordance with generally accepted financial practice) of less than         % per annum.]
[If applicable, insert - The sinking fund for this series provides for the redemption on         in each year beginning with the year          and ending with the year          of [if applicable, insert - not less than $         (“mandatory sinking fund”) and not more than] $          aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Corporation otherwise than through [if applicable, insert - mandatory] sinking fund payments may be credited against subsequent [if applicable, insert - mandatory]

sinking fund payments otherwise required to be made [if applicable, insert - , in the inverse order in which they become due].]
[If the Security is subject to redemption of any kind, insert - Notwithstanding any of the foregoing, to the extent then required under or pursuant to applicable regulations of the Board of Governors of the Federal Reserve System, this Security may not be repaid prior to the Stated Maturity without the prior written consent of the Board of Governors of the Federal Reserve System. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]
The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.
[If applicable, insert - The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]
[If the Security is not an Original Issue Discount Security, insert - If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]
[If the Security is an Original Issue Discount Security, insert - If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to - insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Corporation’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained under Section 1002 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities of this series are issuable only in registered form without coupons in denominations of $         and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.
This Security shall be governed by and construed in accordance with the laws of the State of New York.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
SECTION 204.    Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

SECTION 205.    Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association,
As Trustee
Dated:	By:
Authorized Officer

ARTICLE THREE
THE SECURITIES

SECTION 301.    Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,
(1)    the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2)    any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3)    the date or dates on which the principal of any Securities of the series is payable;

(4)    the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(5)    the place or places where the principal of and any premium and interest on any Securities of the series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices or demands to or upon the Corporation in respect of the Securities of such series may be made;

(6)the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Corporation and, if other than by a Board Resolution, the manner in which any election by the Corporation to redeem the Securities shall be evidenced;

(7)the obligation, if any, of the Corporation to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(8)if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(9)if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(10)if other than the currency of the United States of America, the currency, currencies or currency units (which, in each instance, shall be acceptable to the Trustee) in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(11)if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Corporation or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable (which, in each instance, shall be acceptable to the Trustee), the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(12)if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(13)if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(14)if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 1302 or Section 1303 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Corporation to defease such Securities shall be evidenced;

(15)if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 204 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(16)any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(17)any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series; and

(18)any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.
If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Corporation and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.
The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Fourteen.
SECTION 302        Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.
SECTION 303.    Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Corporation by its Chairman of the Board, the President, Chief Financial Officer or a Vice President, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
At any time and from time to time after the execution and delivery of this Indenture, the Corporation may deliver Securities of any series executed by the Corporation to the Trustee for authentication, together with a Corporation Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Corporation Order shall, subject to the next sentence, authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating,
(1)    if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2)    if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

(3)    that such Securities, when authenticated and delivered by the Trustee and issued by the Corporation in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Corporation enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, liabilities or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Corporation Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
Each Security shall be dated the date of its authentication.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the

Corporation, and the Corporation shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
SECTION 304.    Temporary Securities.

Pending the preparation of definitive Securities of any series, the Corporation may execute, and upon Corporation Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Corporation will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Corporation in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.
SECTION 305.    Registration, Registration of Transfer and Exchange.

The Corporation shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Corporation in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.
Upon surrender for registration of transfer of any Security of a series at the office or agency of the Corporation in a Place of Payment for that series, the Corporation shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.
At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Corporation shall execute, and the

Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Corporation or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.
If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Corporation shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the sending of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such sending, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
The provisions of Clauses (1) through (7) below shall apply only to Global Securities:
(1)    Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)    Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Trustee and the Corporation in writing that it is unwilling or unable to continue as Depositary for such Global Security and the Corporation is unable to locate a qualified successor or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Depositary or the Corporation requests such exchange or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

(3)    Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4)    If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Security Registrar for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced, or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security by the Depositary, accompanied by registration instructions, the Trustee shall, subject to Section 305(2) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) in accordance with the instructions of the Depositary. The Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

(5)    The Depositary or its nominee, as the registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members. Neither the Trustee nor the Security Registrar shall have any liability in respect of any transfers effected by the Depositary.

(6)    The rights of owners of beneficial interests in a Global Security shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its Agent Members.

(7)    Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 306.     Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Corporation or the Trustee to save each of them harmless, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Corporation and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Corporation or the Trustee that such Security has been acquired by a bona fide purchaser, the Corporation shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Corporation in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 307.    Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security of any series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series, except that, unless otherwise provided in the Securities of such series, interest payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security of any series that is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or in the Board Resolution pursuant to Section 301 with respect to the related series of Securities.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Corporation, at its election in each case, as provided in Clause (1) or (2) below:
(1)    The Corporation may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Corporation shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Corporation shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Corporation shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 Business days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Corporation, shall cause notice, which notice shall be prepared by the Corporation and shall be acceptable to the Trustee, of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so sent, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)    The Corporation may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities of the series in respect of which interest is in default may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Corporation to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.    Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee shall treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Corporation, the Trustee nor any agent of the Corporation or the Trustee shall be affected by notice to the contrary.

None of the Corporation, the Trustee or any agent of the Corporation or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, with respect to any Security in global form, nothing herein shall prevent the Corporation or Trustee, or any agent of the Corporation or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary (or its nominee), as a Holder, with respect to such Security in global form or impair, as between such Depositary and owners of beneficial interests in such Security in global form, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Security in global form.
SECTION 309.    Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Corporation may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Corporation has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s normal procedures.

SECTION 310.    Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311.    CUSIP Numbers.

The Corporation in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Corporation will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.    Satisfaction and Discharge of Indenture.

This Indenture shall upon Corporation Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)    either

(A)    all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Corporation and thereafter repaid to the Corporation or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)    all such Securities not theretofore delivered to the Trustee for cancellation

(i)have become due and payable, or

(ii)will become due and payable at their Stated Maturity within one year, or

(iii)are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Corporation, and the Corporation, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)    the Corporation has paid or caused to be paid all other sums payable hereunder by the Corporation, including all fees and expenses of the Trustee; and

(3)    the Corporation has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel complying with Section 103, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Corporation to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.
SECTION 402.    Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Corporation acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.
ARTICLE FIVE
REMEDIES

SECTION 501.    Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)    the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Corporation bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Corporation under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(2)    the commencement by the Corporation of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Corporation or of any substantial part of its property or the taking of corporate action by the Corporation in furtherance of any such action; or

(3)    (A) the appointment by a competent government agency having primary regulatory authority over any Major Constituent Bank under any applicable federal or state banking, insolvency or similar law now or hereafter in effect of a receiver of any such Major Constituent Bank or (B) the entry of a decree or order in any case or proceeding under any applicable federal or state banking, insolvency or other similar law now or hereafter in effect appointing any receiver of any Major Constituent Bank.

SECTION 502.    Acceleration of Maturity; Rescission and Annulment.

If an Event of Default specified in Section 501 with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.
At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Corporation and the Trustee, may rescind and annul such declaration and its consequences if
(1)    the Corporation has paid or deposited with the Trustee a sum sufficient to pay

(A)all overdue interest on all Securities of that series,

(B)the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(C)to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D)all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and
(2)    all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.    Collection of Indebtedness and Suits for Enforcement by Trustee.

The Corporation covenants that if
(1)    default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)    default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Corporation will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, including any sinking fund payment, and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Corporation shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Corporation or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Corporation or any other obligor upon such Securities, wherever situated.
If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.    Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Corporation (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities in accordance with the terms thereof and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.
No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
SECTION 505.    Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
SECTION 506.    Application of Money Collected.

Subject to Article Fourteen, any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607;
SECOND: Subject to Article Fourteen, to the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and
THIRD: The balance, if any, to the Corporation.
SECTION 507.    Limitation on Suits.

Subject to Section 508, no Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
(1)    such Holder has previously given written notice to the Trustee of a continuing default with respect to the Securities of that series;

(2)    the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such default in its own name as Trustee hereunder;

(3)    such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
SECTION 508.    Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security of any series shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the

Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
SECTION 509.    Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Corporation, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 510    .    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 511.    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities of the related series to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 512.    Control by Holders.

Subject to Section 603(5), the Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(1)    such direction shall not be in conflict with any rule of law or with this Indenture,

(2)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)    subject to the provisions of Section 601, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Responsible Officers of the

Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

SECTION 513.    Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series affected thereby may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default
(1)    in the payment of the principal of or any premium or interest on any Security of such series, or

(2)    in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 514.    Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, a suit by a Holder pursuant to Section 508 or a suit by the holders of more than 10% in aggregate principal amount of Securities then outstanding.
SECTION 515.    Waiver of Usury, Stay or Extension Laws.

The Corporation covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Corporation (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX
THE TRUSTEE

SECTION 601.    Certain Duties and Responsibilities.

(1)    Except during the continuance of an Event of Default,

(A)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(2)    In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(3)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that

(A)    this Subsection shall not be construed to limit the effect of Subsection (1) of this Section;

(B)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(C)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(D)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall not have reasonable grounds for believing repayment of such funds is reasonably assured to it or an adequate indemnity against such risk or liability.

(4)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.    Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become a default; and the Trustee shall not be deemed to have notice of the occurrence of any default hereunder with respect to Securities of any series unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.
SECTION 603.    Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)    any request or direction of the Corporation mentioned herein shall be sufficiently evidenced by a Corporation Request or Corporation Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate or an Opinion of Counsel, or both, which shall comply with Section 102;

(4)    the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Corporation, personally or by agent or attorney;

(7)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)    the Trustee shall not be deemed to have notice of any default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(9)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee or others to act hereunder;

(10)    the Trustee may request that the Corporation deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(11)    any permissive right or authority granted to the Trustee in this Indenture shall not be construed as a mandatory duty;

(12)    in no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage; and

(13)    the Trustee will not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

SECTION 604.    Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Corporation, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Corporation of Securities or the proceeds thereof.
SECTION 605.    May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Corporation, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Corporation with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
SECTION 606.    Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Corporation.
SECTION 607.    Compensation and Reimbursement.

The Corporation agrees:
(1)    to pay to the Trustee from time to time the compensation for all services rendered by it hereunder as shall be agreed to in writing by the Corporation and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)    except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s gross negligence or bad faith; and

(3)    to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without gross negligence or bad faith on the Trustee’s part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Corporation, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

This indemnification shall survive the termination of this Indenture.
To secure the Corporation’s payment obligations in this Section 607, the Trustee shall have a lien senior to the Securities as to all money or property held or collected by the Trustee for any amount owing it or any predecessor Trustee pursuant to this Section 607, except such money or property held in trust for the benefit of holders of particular Securities. The obligations of the Corporation under this Section 607 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 501 occurs, such expenses and compensation for services are intended to constitute expenses of administration under the Bankruptcy Code or any successor statute.
SECTION 608.    Conflicting Interests.

If the Trustee for the Securities of any series issued hereunder has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.
SECTION 609.    Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has (or in the case of a corporation included in a bank holding company system, the related holding company has) a combined capital and surplus of at least $50,000,000 and is a corporation organized and existing under the laws of the United States of America or of any state or territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an obligor upon the Securities or an Affiliate thereof. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
SECTION 610.    Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.
The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Corporation. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Corporation.
If at any time:
(1)    the Trustee shall fail to comply with Section 608 after written request therefor by the Corporation or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)    the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Corporation or by any such Holder, or

(3)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Corporation by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Corporation, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Corporation and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Corporation. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Corporation or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Corporation shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
SECTION 611.    Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Corporation or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall, upon payment of any fees and expenses due and owing to it hereunder, duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Corporation, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Corporation or any successor Trustee, such retiring Trustee shall, upon payment of any fees and expenses due and owing to it hereunder with respect to such series, duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Corporation shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
SECTION 612.    Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, by sale or otherwise, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.    Preferential Collection of Claims Against Corporation.

If and when the Trustee shall be or become a creditor of the Corporation (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Corporation (or any such other obligor).

SECTION 614.    Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Corporation at all times.
Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, by sale or otherwise, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association,
As Trustee
Dated:	By:
Authorized Officer

Dated:	By:
Authorized Officer

ARTICLE SEVEN

HOLDERS" LISTS AND REPORTS BY TRUSTEE AND CORPORATION

SECTION 701.    Corporation to Furnish Trustee Names and Addresses of Holders.

The Corporation will furnish or cause to be furnished to the Trustee

(1)    not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of such Regular Record Date,

(2)    at such other times as the Trustee may request in writing, within 30 days after the receipt by the Corporation of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.
SECTION 702.    Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Corporation and the Trustee that neither the Corporation nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
SECTION 703.    Reports by Trustee.
The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted within 60 days after May 15 of each calendar year, commencing after the first issuance of Securities under this Indenture.
A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Corporation. The Corporation will notify the Trustee in writing when any Securities are listed or delisted on any stock exchange.
SECTION 704.    Reports by Corporation

The Corporation shall file with the Trustee and the Commission, and transmit to Holders, copies of such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is filed with the Commission.

For purposes of this Section 704, the Corporation will be deemed to have filed, furnished or delivered reports to the Trustee and the Holders if (i) such reports are filed with the Commission via the EDGAR filing system, (ii) such reports are currently available, and (iii) the Corporation electronically delivers to the Trustee a link to the EDGAR filing each time the Corporation files such a report.
The delivery of financial reports and statements to the Trustee as provided herein shall be for informational purposes only and the Trustee shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Corporation and shall not be deemed to have knowledge of any matter contained therein or knowable therefrom.

ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.    Corporation May Consolidate, Etc., Only on Certain Terms.

The Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

(1)    the Person formed by such consolidation or into which the Corporation is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Corporation shall be a corporation, partnership, limited liability company or trust, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Corporation to be performed or observed;

(2)    immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Corporation or any Subsidiary as a result of such transaction as having been incurred by the Corporation or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3)    if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Corporation would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by this Indenture, the Corporation or such successor Person shall take such steps as shall be necessary to secure the Securities equally and ratably with (or senior to) all indebtedness secured thereby; and

(4)    the Corporation has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee may rely on such Officers’ Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 801.

SECTION 802.     Successor Substituted.

Upon any consolidation of the Corporation with, or merger of the Corporation into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation in accordance with Section 801, the successor Person formed by such consolidation or into which the Corporation is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.    Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Corporation, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

(1)    to evidence the succession of another Person to the Corporation and the assumption by any such successor of the covenants of the Corporation herein and in the Securities; or

(2)    to add to the covenants of the Corporation for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Corporation; or

(3)    to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4)    to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(5)    to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(6)    to secure the Securities; or

(7)    to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(8)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(9)    to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (9) shall not materially adversely affect the interests of the Holders of Securities of any series.

SECTION 902.    Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Corporation and the Trustee, the Corporation, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
(1)    change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to Holders, or

(2)    reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)    modify any of the provisions of this Section, Section 513 or Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1008, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
SECTION 903.    Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions herein provided for relating to such action have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
SECTION 904.    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 905.    Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
SECTION 906.    Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Corporation, bear a notation in form approved by the Corporation as to any matter provided for in such supplemental indenture. If the Corporation shall so determine, new Securities of any series so modified as to conform, in the opinion of the Corporation, to any such supplemental indenture may be prepared and executed by the Corporation and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
SECTION 907.    Subordination Impaired.

(1)    No provision in any supplemental indenture that affects the superior position of the holders of Senior Indebtedness shall be effective against any holder of Senior Indebtedness, unless such holder shall have consented thereto.

(2)    Notwithstanding any provision in this Indenture or otherwise, the rights of creditors in respect of the Securities may, at any time and from time to time, be reduced or eliminated by a supplemental indenture entered into by the Corporation and the Trustee, which supplemental indenture will not require the consent of the Holders of Securities or any creditor in respect of the Securities.

ARTICLE TEN

COVENANTS

SECTION 1001.    Payment of Principal, Premium and Interest.

The Corporation covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. Unless otherwise provided with respect to a series of Securities, principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Corporation, holds as of 11:00 a.m. New York City time on the due date money deposited by the Corporation in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
SECTION 1002.    Maintenance of Office or Agency.

The Corporation will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect of the Securities of that series and this Indenture may be served. The Corporation initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes; provided, however, no service of legal process on the Corporation may be made at any office of the Trustee. The Corporation will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Corporation shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Corporation hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
The Corporation may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Corporation will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.    Money for Securities Payments to Be Held in Trust.

If the Corporation shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.
Whenever the Corporation shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Corporation will promptly notify the Trustee in writing of its action or failure so to act.
The Corporation will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent; (2) during the continuance of any default by the Corporation (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series; (3) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Securities of a series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; and (4) give the Trustee notice of any default by the Corporation (or any other obligor upon such Securities) in the making of any payment of principal (and premium, if any) or interest in respect of any Security of any series.
The Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Corporation Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Corporation or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Corporation or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Subject to applicable unclaimed property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Corporation, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Corporation on Corporation Request, or (if then held by the Corporation) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Corporation for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Corporation as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Corporation cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Corporation.
SECTION 1004.    Statement by Officers as to Default.

The Corporation will deliver to the Trustee, within 120 days after the end of each fiscal year of the Corporation ending after the date hereof, an Officers’ Certificate covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Corporation is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Corporation shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
The Corporation shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Corporation becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default and the action which the Corporation proposes to take with respect thereto.
SECTION 1005.    Existence.

Subject to Article Eight, the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Corporation shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Corporation and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1006.    Maintenance of Properties.

The Corporation will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Corporation may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Corporation from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Corporation, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1007.    Payment of Taxes and Other Claims.

The Corporation will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Corporation or any Subsidiary or upon the income, profits or property of the Corporation or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Corporation or any Subsidiary; provided, however, that the Corporation shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
SECTION 1008.    Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Corporation may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(18), 901(2) or 901(7) for the benefit of the Holders of such series or in Section 1005, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Corporation and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
SECTION 1009.    Calculation of Original Issue Discount.

For each year during which any Securities that were issued with original issue discount are Outstanding, the Corporation shall furnish to each Paying Agent in a timely fashion such information as may be reasonably requested by each Paying Agent in order that each Paying Agent may prepare the information which it is required to report for such year on Internal Revenue Service Forms 1096 and 1099 pursuant to Section 6049 of the Internal Revenue Code of 1986, as amended. Such information shall include the amount of original issue discount includible in income for each $1,000 of principal amount at Stated Maturity of outstanding Securities during such year.
ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.     Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern. Except as otherwise set forth in the form of Security for such series, such Security of a series shall be subject to partial redemption only in the amount of $1,000 or any integral multiples thereof.

SECTION 1102.    Election to Redeem; Notice to Trustee.

The election of the Corporation to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Corporation of less than all the Securities of any series (including any such redemption affecting only a single Security), the Corporation shall, at least 60 days prior to the Redemption Date fixed by the Corporation (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed and provide the additional information required to be included in the notice or notices contemplated by Section 1104. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Corporation shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 1103.    Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, pro rata, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series all in accordance with the procedures of the Depositary, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee or by the Depositary, as applicable, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Corporation in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
SECTION 1104.    Notice of Redemption

Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date (provided notice may be given more than 60 days prior to the Redemption Date in connection with a defeasance or the satisfaction and discharge of the series), to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:
(1)    the Redemption Date,

(2)    the Redemption Price,

(3)    if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4)    that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)    the place or places where each such Security is to be surrendered for payment of the Redemption Price and that the Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(6)    that the redemption is for a sinking fund, if such is the case,

(7)    CUSIP numbers, if any, and

(8)    such other provisions as may be required in respect of the terms of a particular series of Securities.

Notice of redemption of Securities to be redeemed at the election of the Corporation shall be given by the Corporation or, at the Corporation’s request, by the Trustee in the name and at the expense of the Corporation and shall be irrevocable; provided, however, that, if delivery is to be made by the Trustee, the Corporation shall have delivered to the Trustee, at least five Business Days (or such shorter period as may be agreed to by the Trustee) before notice of redemption is required to be sent, the redemption notice and a request for the Trustee to make such delivery.
SECTION 1105.    Deposit of Redemption Price.

Prior to 10:00 a.m., New York City time, on the Redemption Date, the Corporation shall deposit with the Trustee or with a Paying Agent (or, if the Corporation is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106.     Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Corporation shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Corporation at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
SECTION 1107.    Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Corporation or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Corporation shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201.    Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.
The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

SECTION1202.    Satisfaction of Sinking Fund Payments with Securities.

The Corporation (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Corporation pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203.    Redemption of Securities for Sinking Fund

Not less than 45 days prior to each sinking fund payment date for any series of Securities, the Corporation will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash in the currency in which the Securities of such series are payable (except as provided pursuant to Section 301) and the portion thereof, if any, that is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Such Officers’ Certificate shall be irrevocable and upon its delivery the Corporation shall be obligated to make the cash payment or payments therein referred to, if any, on or before the succeeding sinking fund payment date. In the case of the failure of the Corporation to deliver such Officers’ Certificate (or, as required by this Indenture, the Securities and coupons, if any, specified in such Officers’ Certificate) by the due date therefor, the sinking fund payment due on the succeeding sinking fund payment date for such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Securities of such series subject to a mandatory sinking fund payment without the right to deliver or credit securities as provided in Section 1202 and without the right to make the optional sinking fund payment with respect to such series at such time.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Securities of any particular series shall be applied by the Trustee (or by the Corporation if the Corporation is acting as its own Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of such payment) to the redemption of Securities of such series at the Redemption Price specified in such Securities with respect to the sinking fund. Any sinking fund moneys not so applied or allocated by the Trustee (or, if the Corporation is acting as its own Paying Agent, segregated and held in trust by the Corporation as provided in Section 1003) for such series and together with such payment (or such amount so segregated) shall be applied in accordance with the provisions of this Section 1203. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee (or if the Corporation is acting as its own Paying Agent, segregated and held in trust as provided in Section 1003) on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities of such series shall be applied by the Trustee (or by the Corporation if the Corporation is acting as its own Paying Agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity. The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and the Corporation shall cause notice of the redemption thereof to be given in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 1106. On or before each sinking fund payment date, the Corporation shall pay to the Trustee (or, if the Corporation is acting as its own Paying Agent, the Corporation shall segregate and hold in trust as provided in Section 1003) in cash a sum in the currency in which Securities of such series are payable (except as provided pursuant to Section 301) equal to the principal (and premium, if any) and any interest (including any Additional Interest) accrued to the Redemption Date for Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 1203.
Neither the Trustee nor the Corporation shall redeem any Securities of a series with sinking fund moneys or send any notice of redemption of Securities of such series by operation of the sinking fund for such series during the continuance of a default in payment of interest, if any, on any Securities of such series or of any Event of Default with respect to the Securities of such series, except that if the notice of redemption shall have been provided in accordance with the provisions hereof, the Trustee (or the Corporation, if the Corporation is then acting as its own Paying Agent) shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Corporation) for that purpose in accordance with the terms of this Article Twelve. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of the Securities and coupons, if any, of such series; provided however, that in case such default or Event of Default shall have been cured or waived herein, such moneys shall thereafter be applied on the next sinking fund payment date for the Securities of such series on which such moneys may be applied pursuant to the provisions of this Section 1203.
ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.    Corporation’s Option to Effect Defeasance or Covenant Defeasance

The Corporation may elect, at its option at any time, to have Section 1302 or Section 1303 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 301 as being defeasible pursuant to such Section 1302 or 1303, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities.

SECTION 1302.    Defeasance and Discharge.

Upon the Corporation’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Corporation shall be deemed to have been discharged from its obligations, and the provisions of Article Fourteen shall cease to be effective, with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Corporation’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Corporation’s obligations with respect thereto and (4) this Article. Subject to compliance with this Article, the Corporation may exercise its option (if any) to have this Section applied to any Securities or any series of Securities notwithstanding the prior exercise of its option (if any) to have Section 1303 applied to such Securities.

SECTION 1303.    Covenant Defeasance.

Upon the Corporation’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Corporation shall be released from its obligations under Section 1008, and any covenants provided pursuant to Section 301(18), 901(2) or 901(7) for the benefit of the Holders of such Securities, (2) the provisions of Article Fourteen shall cease to be effective, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Corporation may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or Article Fourteen, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1304.    Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or Section 1303 to any Securities or any series of Securities, as the case may be:
(19)The Corporation shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2)    In the event of an election to have Section 1302 apply to any Securities or any series of Securities, as the case may be, the Corporation shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)    In the event of an election to have Section 1303 apply to any Securities or any series of Securities, as the case may be, the Corporation shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)    The Corporation shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5)    Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(6)    Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Corporation is a party or by which it is bound.

(7)    Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(8)    No event or condition shall exist that, pursuant to the provisions of Article Fourteen, would prevent the Corporation from making payments of the principal of (and any premium) or interest on the Securities of such series on the date of such deposit or at any time during the period ending on the 90th day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Corporation in respect of such deposit (it being understood that the condition in this clause is a condition subsequent and shall not be deemed satisfied until the expiration of such period).

(9)    The Corporation shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 1305.    Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Corporation acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust shall not be subject to the provisions of Article Fourteen, provided that the applicable conditions of Section 1304 have been satisfied.

The Corporation shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.
Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Corporation from time to time upon Corporation Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.
SECTION 1306.    Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Corporation has been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities in accordance with this Article; provided, however, that if the Corporation makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Corporation shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.
ARTICLE FOURTEEN

SUBRDINATION OF SECUTITIES

SECTION 1401.    Securities Subordinate to Senior Indebtedness.

The Corporation covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

Notwithstanding the foregoing, if a deposit referred to in Section 1304(1) is made pursuant to Section 1302 or Section 1303 with respect to any Securities (and provided all other conditions set out in Section 1302 or 1303, as applicable, shall have been satisfied with respect to such Securities), then, following the 90th day after such deposit, or any longer preference period if applicable, no money or U.S. Government Obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of Senior Indebtedness, including any such rights arising under this Article Fourteen.
SECTION 1402.    Payment Over of Proceeds Upon Dissolution, Etc.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Corporation or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Corporation, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Corporation, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, before the Holders of the Securities are entitled to receive any payment on account of principal of or interest on the Securities, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event.

Upon the occurrence of any of the events described in clauses (a), (b) or (c) of the immediately preceding paragraph, in the event that notwithstanding the foregoing provisions of this Section the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee in a written notice delivered to the Trustee pursuant to Section 1410 or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Corporation for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.
The consolidation of the Corporation with, or the merger of the Corporation into, another Person or the liquidation or dissolution of the Corporation following the conveyance or transfer all or substantially all of its properties and assets to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Corporation for the purposes of this Section if the Person formed by such consolidation or into which the Corporation is merged or which acquires by conveyance or transfer all or substantially all properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the respective conditions set forth in Article Eight.

SECTION 1403.    Prior Payment to Senior Indebtedness Upon Acceleration of Securities.

In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision shall be made for such payment in cash, before the Holders of the Securities are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Corporation being subordinated to the payment of the Securities) by the Corporation on account of the principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article Twelve by delivering and crediting pursuant to Section 1202 Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration.

In the event that, notwithstanding the foregoing, the Corporation shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee in a written notice delivered to the Trustee pursuant to Section 1410 or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Corporation.
The provisions of this Section shall not apply to any payment with respect to which Section 1402 would be applicable.
SECTION 1404.    No Payment When Senior Indebtedness in Default.

In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or, in the event any judicial proceeding shall be pending with respect to any such default, then no payment shall be made by the Corporation on account of principal of or interest on the Securities or on account of the purchase or other acquisition of Securities.

In the event that, notwithstanding the foregoing, the Corporation shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee in a written notice delivered to the Trustee pursuant to Section 1410 or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Corporation.
The provisions of this Section shall not apply to any payment with respect to which Section 1402 would be applicable.
SECTION 1405.    Payment Permitted If No Default.

Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities of any series shall prevent (a) the Corporation, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Corporation referred to in Section 1402 or under the conditions described in Section 1403 or 1404, from making payments at any time of principal of or interest on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Securities of any series or the retention of such payment by the Holders, if, at the time of such application by the Trustee had not received written notice pursuant to Section 1410 that such payment would have been prohibited by the provisions of this Article.
SECTION 1406.    Subrogation to Rights of Holders of Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Corporation which by its express terms is subordinated to indebtedness of the Corporation to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Corporation, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Corporation to or on account of the Senior Indebtedness.

SECTION 1407.    Provisions Solely to Define Relative Rights.

The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Corporation, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Corporation, which is absolute and unconditional and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other obligations of the Corporation, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Corporation of the Holders of the Securities and creditors of the Corporation other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 1408.    Trustee to Effectuate Subordination.

Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 1409    No Waiver of Subordination Provisions.

No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Corporation and any other Person.
SECTION 1410.    Notice to Trustee.

The Corporation shall give prompt written notice to the Trustee of any fact known to the Corporation which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Corporation or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least five Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within five Business Days prior to such date.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness or a trustee therefor to establish that such notice has been given by a holder of Senior Indebtedness or a trustee therefor. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
SECTION 1411.    Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Corporation referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.
SECTION 1412.    Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Corporation or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

SECTION 1413.    Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights.

The Trustee or any Authenticating Agent in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

SECTION 1414.    Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Corporation and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1413 shall not apply to the Corporation or any Affiliate of the Corporation if it or such Affiliate acts as Paying Agent.
SECTION 1415.    Payment of Proceeds in Certain Cases.

Upon the occurrence of any of the events specified in clauses (a), (b) and (c) of the first paragraph of Section 1402, the provisions of that Section shall be given effect to determine the amount of cash, property or securities which may be payable or deliverable as between the holders of Senior Indebtedness, on the one hand, and the Holders of Securities, on the other hand.

SECTION 1416.    All Indenture Provisions Subject to Article Fourteen.

Notwithstanding anything herein contained to the contrary, all the provisions of this Indenture shall be subject to the provisions of this Article Fourteen, so far as the same may be applicable thereto. The provisions of this Article Fourteen shall not apply to amounts due and owing to the Trustee under Section 607.

In Witness Whereof, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Heartland Financial USA, INC.
By:	/s/ Bryan R. McKeag
Name:	Bryan R. McKeag
Title:	Executive Vice President
Chief Financial Officer

U.S. Bank National Association
By:	/s/ T. Scott Fesler
Name:	T. Scott Fesler
Title:	Vice President

FIRST SUPPLEMENTAL INDENTURE
between
HEARTLAND FINANCIAL USA, INC
AND
U.S.BANK NATIONAL ASSOCIATION
DATED AS OF DECEMBER 17, 2014
First Supplement to Indenture dated as of December 17, 2014
(Subordinated Debt Securities)

FIRST SUPPLEMENTAL INDENTURE, dated as of December 17, 2014 (this “Supplemental Indenture”), between HEARTLAND FINANCIAL USA, INC., a Delaware corporation (the “Corporation”), and U.S. BANK NATIONAL ASSOCIATION, as Trustee.
RECITALS
WHEREAS, the Corporation and the Trustee have entered into an Indenture dated as of December 17, 2014 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance by the Corporation from time to time of its subordinated debt securities;
WHEREAS, Section 901(7) of the Base Indenture provides that the Corporation and the Trustee may, without the consent of any Holder, enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted by Section 201 and 301 thereof;
WHEREAS, the Corporation desires to provide for the establishment of a new series of Securities pursuant to Sections 201 and 301 of the Base Indenture, the form and substance of such Securities and terms, provisions and conditions thereof to be set forth as provided in the Indenture;
WHEREAS, the Corporation deems it advisable to enter into this Supplemental Indenture for the purposes of establishing the terms of such Securities and providing for the rights, obligations and duties of the Trustee with respect to such Securities;
WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Corporation;
WHEREAS, the Corporation has requested that the Trustee execute and deliver this Supplemental Indenture and satisfy all requirements necessary to make this Supplemental Indenture a valid, legal and binding instrument in accordance with its terms, and to make the Notes (as defined herein), when executed by the Corporation and authenticated and delivered by the Trustee, the valid, legal and binding obligations of the Corporation;
WHERAEAS, capitalized terms used but not defined herein and defined in the form of Note attached hereto as Exhibit A shall have the respective meanings ascribed to them in the form of Note attached hereto as Exhibit A, and capitalized terms used but not defined herein or in the form of Note attached hereto as Exhibit A and defined in the Base Indenture shall have the respective meanings ascribed to them in the Base Indenture; and
WHEREAS, all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the Corporation and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE
CREATION OF THE NOTES
Section 1.1 Designation of Series. Pursuant to the terms hereof and Sections 201 and 301 of the Base Indenture, the Corporation hereby creates a series of its subordinated debt securities designated as the “5.75% Subordinated Notes due 2024” (the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Indenture. The Notes shall include (a) the Notes initially issued on the Issue Date, (b) any Exchange Securities issued in exchange for Notes pursuant to the Exchange Offer, (c) any Private Exchange Securities issued in exchange for Notes pursuant to the Registration Rights Agreement, and any other Notes issued after the Issue Date under the Indenture. All Notes shall vote together and otherwise constitute a single series of Notes under the Indenture.
Section 1.2 Form and Minimum Denomination of Notes. The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest and have such other terms as are stated in the form of definitive Notes or in the Indenture. The Stated Maturity of the Notes shall be December 30, 2024. The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Section 1.3 Initial Limit on Amount of Series. The Notes shall initially be limited to U.S. $75,000,000 in aggregate principal amount, and may, upon the execution and delivery of this Supplemental Indenture or from time to time thereafter, be executed by the Corporation and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the delivery of a Corporation Order. Following the initial issuance of the Notes, the aggregate principal amount of Notes may be increased as provided in Section 1.12.
Section 1.4 Redemption. The Notes are subject to redemption at the option of the Corporation as provided in the form of Notes attached hereto as Exhibit A and in the Base Indenture.
Section 1.5 No Repayment or Sinking Fund. The Notes will not be subject to redemption or repayment at the option of any Holder at any time prior to the Stated Maturity. No sinking fund will be provided with respect to the Notes.
Section 1.6 Notes Not Convertible or Exchangeable. The Notes will not be convertible or exchangeable for other securities or property.
Section 1.7 Issuance of Notes; Selection of Depository. The Notes and the Exchange Securities shall each be issued as Global Securities in permanent global form, without coupons, registered in the name of the Depository or its nominee and deposited with the Trustee as custodian for the Depository. The initial Depositary for the Notes shall be The Depository Trust Company, a New York corporation (“DTC”). Anything herein to the contrary notwithstanding, the Corporation and the Trustee shall be authorized to issue Notes in registered form and not as Global Securities in accordance with the terms and conditions of Article Three of the Base Indenture to the extent the Applicable Procedures of DTC do not permit any transfer of beneficial interests in such Global Securities to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act. In the event of such a transfer, such Global Securities shall be adjusted and Notes issued in definitive certificated registered form (“Certificated Notes”) in accordance with Section 305(4) of the Base Indenture, Section1.11 hereof and as otherwise provided in Article Three of the Base Indenture.
Section 1.8 Interest. The principal of the Notes shall bear interest from December 17, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 30 and December 30 in each year, commencing June 30, 2015, at the rate of 5.75% per annum (subject, in the case of Notes which are Registrable Securities, to increase upon the occurrence of any Registration Default as provided in the form of Notes attached hereto as Exhibit A), until the principal hereof is paid or made available for payment.
Promptly following any increase in the interest rate on the Registrable Securities as the result of a Registration Default, the Corporation shall deliver an Officers’ Certificate to the Trustee, notifying the Trustee of such Registration Default and setting forth the effective date of such increase in the interest rate on the Registrable Securities and the interest rate in effect on the Registrable Securities as a result of such Registration Default, and, in the event of any further increase in the interest rate on the Registrable Securities as the result of the continuance of a Registration Default, shall promptly deliver a similar Officers’ Certificate to the Trustee. Any such increase in the interest rate on the Registrable Securities shall remain in effect until such time as all Registration Defaults have been cured or ceased to exist and the Corporation shall have delivered an Officers’ Certificate to the Trustee to the effect that (i) all Registration Defaults have been cured or have ceased to exist and (ii) the date of such cessation or cure, whereupon the interest rate on the Registrable Securities shall be reduced to the original interest rate thereon effective as of the date of such cessation or cure.
Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months.
Anything herein to the contrary notwithstanding, if any Private Exchange Securities are issued, then such Private Exchange Securities shall provide for the payment of Additional Interest (as defined in the form of Note attached hereto as Exhibit A) upon a Registration Default, and shall bear the Securities Act Legend (as defined in the form of Note attached hereto as Exhibit A) until such time as any such Private Exchange Securities shall cease to be a Restricted Security (as defined in the form of Note attached hereto as Exhibit A), in which case the Corporation will, at the request of the Holder, issue in exchange therefor or upon transfer thereof, an Exchange Note. Anything herein to the contrary notwithstanding, the Private Exchange Securities shall be issued as Global Securities.

Section 1.10 Legends. Upon the transfer, exchange or replacement of Notes not bearing a Securities Act Legend, the Security Registrar shall deliver Notes that do not bear a Securities Act Legend. Upon the transfer, exchange or replacement of Notes bearing a Securities Act Legend, the Security Registrar shall deliver only Notes that bear a Securities Act Legend unless (i) such Note is being exchanged for an Exchange Securities in an Exchange Offer, in which case the Exchange Securities shall not bear a Securities Act Legend, or (ii) such Note is being transferred pursuant to a Shelf Registration statement or other effective registration statement; provided that upon the request made by the Holder of any Note bearing a Securities Act Legend from and after the date which is one year after the later of the date of first original issue, the original issue date of any additional Notes and the last date on which the Corporation or any Affiliate of the Corporation was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”), with respect to such Note, the Corporation will execute and the Trustee will authenticate and deliver, in exchange for such Note, a new Note in like aggregate principal amount but not bearing the Securities Act Legend. The provisions of this Section 1.10 shall also apply to the transfer or exchange of beneficial interests in Global Notes. Except in the case of Exchange Securities issued pursuant to the Exchange Offer, the Trustee shall not issue any Notes which do not bear the Securities Act Legend until it has received an Officers’ Certificate from the Corporation directing it to do so.
Section 1.11 Book-Entry Provisions for Global Securities. Transfers of a Global Security shall be limited as specified in Section 305 of the Indenture and Section 1.7 hereof. Transfers and exchanges of beneficial interests in a Global Security may be made in accordance with the Applicable Procedures of the Depositary.
In connection with any transfer of a beneficial interest in a Global Security to a Person who will take delivery thereof in the form of a Certificated Security, the Trustee shall reflect on its books and records and by endorsement on the grid attached to such Global Security the date and a decrease in the principal amount of such Global Security equal to the principal amount of the beneficial interest to be transferred, and the Corporation shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Securities of like tenor and terms and in the same aggregate principal amount, registered in the name of the transferee.
In connection with any transfer of a Certificated Security to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security, the Trustee shall reflect on its books and records and on the grid attached to such Global Security the date and an increase in the principal amount of such Global Security equal to the principal amount of the Certificated Security to be transferred, the Trustee shall cancel such Certificated Security and, if the entire principal amount of such Certificated Security is not being transferred, the Corporation shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Securities equal in principal amount to the principal amount not being transferred, registered in the name of the transferor.
Section 1.12 Further Issuances. The Corporation may, without consent of the Holders of the Notes but in compliance with the terms of the Indenture, increase the principal amount of the Notes by issuing additional Notes on the same terms and conditions as the Notes, except for any differences in the issue price and interest accrued prior to the date of issuance of the additional Notes, and with the same CUSIP number as the Notes; provided that such additional notes are fungible with the notes offered hereby for U.S. federal income tax purposes. The Notes and any additional Notes issued by the Corporation will rank equally and ratably and shall be treated as a single series of Securities for all purposes under the Indenture.
ARTICLE TWO
APPOINTMENT OF THE TRUSTEE FOR THE NOTES
Section 2.1 Security Registrar; Paying Agent. The Corporation appoints U.S. Bank National Association as Security Registrar and Paying Agent with respect to the Notes, and the Trustee hereby accepts such appointment.
ARTICLE THREE
DEFEASANCE
Section 3.1 Defeasance Applicable to Notes. Pursuant to Section 301(14) and Section 1301 of the Base Indenture, provision is hereby made for both (i) defeasance of the Notes under Section 1302 of the Base Indenture and (ii) covenant defeasance of the Notes under Section 1303, in each case, upon the terms and conditions contained in Article XIII of the Base Indenture.
ARTICLE FOUR
MISCELLANEOUS
Section 4.1 Application of Supplemental Indenture. Each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Base Indenture.
Section 4.2 Benefits of this Supplemental Indenture. Nothing contained in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to the Indenture, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors under the Indenture, and the Holders, any benefit or any legal or equitable right, remedy or claim under the Base Indenture or this Supplemental Indenture.

Section 4.3 Modification of the Base Indenture. Except as expressly provided by this Supplemental Indenture, the provisions of the Base Indenture shall govern the terms and conditions of the Notes.
Section 4.4 Defined Terms.
(i) “Business Day” means (A) each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close, or (B) a day on which the Corporate Trust Office of the Trustee is not closed for business.
(ii) All capitalized terms which are used herein and not otherwise defined herein are defined in the Base Indenture and are used herein with the same meanings as in the Base Indenture.
Section 4.5 Effective Date. This Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.
Section 4.6 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 4.7 Successors and Assigns. All covenants and agreements in the Indenture, as supplemented and amended by this Supplemental Indenture, by the Corporation will bind its successors and assigns, whether so expressed or not.
Section 4.8 Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction hereof.
Section 4.9 Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 4.10 Satisfaction and Discharge. The Corporation shall be deemed to have satisfied all of its obligations under this Supplemental Indenture upon compliance with the provisions of Section 1302 of the Indenture relating to defeasance of the Notes, to the extent set forth in Section 1301.
Section 4.11 Ratification of the Base Indenture. The Base Indenture as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture will be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 4.12 Governing Law. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 4.13 Trustee Disclaimer. The Trustee accepts the amendments of the Base Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Base Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to (i) any of the recitals contained herein, all of which recitals are made solely by the Corporation, (ii) the proper authorization hereof by the Corporation by action or otherwise, (iii) the due execution hereof by the Corporation or (iv) the consequences of any amendment herein provided for.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

HEARTLAND FINANCIAL USA, INC

		By:	/s/ Bryan R. McKeag
		Name:	Bryan R. McKeag
		Title:	Executive Vice President
Chief Financial Officer
Attest:	/s/ Michael Coyle
Name:	Michael Coyle
Title:	Executive Vice President
Senior General Counsel and
Corporate Secretary
U.S. BANK NATIONAL ASSOCIATION, as Trustee

		By:	/s/ T. Scott Fesler
		Name:	T. Scott Fesler
		Title:	Vice President

EXHIBIT A
FORM OF FACE OF 5.75% SUBORDINATED NOTES DUE 2024
THE FOLLOWING LEGENDS SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:
THIS NOTE IS AN UNSECURED SUBORDINATED DEBT OBLIGATION OF HEARTLAND FINANCIAL USA, INC. (“HEARTLAND”) THIS NOTE IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC, AS DEPOSITARYFOR THIS SERIES OF SECURITIES, OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
Unless and until a Note is exchanged for an Exchange Security or sold pursuant to an effective Registration Statement pursuant to the Registration Rights Agreement, the Global Securities shall bear a legend substantially to the effect set forth below in this paragraph (the “Securities Act Legend”), subject to removal of such legend as provided in the First Supplemental Indenture to the Base Indenture, dated December 17, 2014:
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH HEARTLAND OR ANY “AFFILIATE” OF HEARTLAND WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO HEARTLAND, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED

INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND NOT WITH A VIEW TO, OR FOR OFFEROR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF HEARTLAND PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO HEARTLAND. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

HEARTLAND FINANCIAL USA, INC.
5.75% SUBORDINATED NOTES DUE 2024

No.	U.S.$
CUSIP NO. 42234Q AB8
ISIN NO. US42234QAB86
HEARTLAND FINANCIAL USA, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Corporation”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ]Dollars on December 30, 2024, and to pay interest thereon from December 17, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 30 and December 30 in each year, commencing June 30, 2015, at the rate of 5.75% per annum, until the principal hereof is paid or made available for payment [To be deleted from Exchange Securities -- ; provided that the interest rate on this Notes shall be subject to increase under the circumstances provided below]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Corporation, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Corporation maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

HEARTLAND FINANCIAL USA, INC.

Dated:
By:
Attest:	Name:
Name:	Title:
Title:

(Trustee’s Certificate of Authentication)
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Dated:
By:
Name:
Title:

[FORM OF REVERSE SIDE OF THE NOTE]
This Note is one of a duly authorized issue of Securities of the Corporation (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of December 17, 2014 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Corporation and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee, the holders of Senior Indebtedness and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.
1.    The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his, her or its acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.
2.    The Notes shall not be redeemable prior to the Maturity Date except as provided herein. The Corporation may, at its option, redeem the Notes before the Maturity Date in whole, at any time, upon the occurrence of a Tier 2 Capital Event or a Tax Event or if the Corporation is required to register as an investment company pursuant to the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.). On or after September 30, 2024, the Notes are subject to redemption in whole or in part, at the election of the Corporation.
Any such redemption will be at a Redemption Price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Corporation, provided that, for avoidance of doubt, the payment of such accrued and unpaid interest paid as a part of the Redemption Price shall satisfy in full the obligation of the Corporation to pay accrued and unpaid interest on the Notes redeemed from and including the most recent Interest Payment Date on which all accrued and unpaid interest on the Notes was paid or provided for through, but excluding, the Redemption Date. No such redemption of the Notes by the Corporation prior to the Maturity Date shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date in order for the Notes to qualify as Tier 2 capital of the Corporation under the rules and guidelines of the Federal Reserve Board.
The provisions of Article Eleven of the Base Indenture shall apply to any redemption of the Notes hereunder.

3.    [Delete for Exchange Securities-- Registration Default. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement. In the event that:

i.	the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 90th day following the Issue Date, or

ii.	the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 120th day following the Issue Date, or

iii.	the Exchange Offer is not consummated on or prior to the 45th day following the effective date of the Exchange Offer Registration Statement, or

iv.
if required pursuant to the Registration Rights Agreement, a Shelf Registration Statement is not filed with the Commission on or prior to (A) the 180th day following the Issue Date or (B) the 60th day after the filing obligation arises, whichever is later, or

v.
if required, a Shelf Registration Statement is not declared effective on or prior to the 225th day following the Issue Date (or, if a Shelf Registration Statement is required to be filed upon the request of any Initial Purchaser, within 30 days after such request), or

vi.
a Shelf Registration Statement is declared effective by the Commission but such Shelf Registration Statement ceases to be effective or such Shelf Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Registrable Securities for any reason and either (A) the aggregate number of days in any consecutive 365-day period for which the Shelf Registration Statement or such Prospectus shall not be effective or usable exceeds 90 days, (B) the Shelf Registration Statement or such Prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365‑day period or (C) the Shelf Registration Statement or such Prospectus shall not be effective or usable for a period of more than 45 consecutive days, or

vii.
the Exchange Offer Registration Statement is declared effective by the Commission but, if the Exchange Offer Registration Statement is being used in connection with the resale of Exchange Securities as contemplated by Section 3(f) of the Registration Rights Agreement, the Exchange Offer Registration Statement ceases to be effective or the Exchange Offer Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Exchange Securities for any reason during the 180-day period referred to in Section 3(f)(B) of the Registration Rights Agreement (as such period may be extended pursuant to the last paragraph of Section 3 of the Registration Rights Agreement) and either (A) the aggregate number of days in any consecutive 365‑day period for which the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable exceeds 90 days, (B) the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365‑day period or (C) the Exchange Offer Registration Statement or the Prospectus shall not be effective or usable for a period of more than 45 consecutive days,
(each of the events referred to in clauses (i) through (vii) above being hereinafter called a “Registration Default”), the per annum interest rate borne by this Note, so long as this Note is a Registrable Security, shall be increased (“Additional Interest”) by one-quarter of one percent (0.25%) per annum immediately following such 90-day period in the case of clause (i) above, immediately following such 120-day period in the case of clause (ii) above, immediately following such 45-day period in the case of clause (iii) above, immediately following any such 180-day period or 60-day period, whichever ends later, in the case of clause (iv) above, immediately following any such 225-day period or 30-day period, whichever ends first, in the case of clause (v) above, immediately following the 90th day in any consecutive 365-day period, as of the first day of the third period in any consecutive 365‑day period or immediately following the 45th consecutive day, whichever occurs first, that a Shelf Registration Statement shall not be effective or a Shelf Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vi) above, or immediately following the 90th day in any consecutive 365‑day period, as of the first day of the third period in any consecutive 365‑day period or immediately following the 45th consecutive day, whichever occurs first, that the Exchange Offer Registration Statement shall not be effective or the Exchange Offer Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vii) above, which rate will be increased by an additional one-quarter of one percent (0.25%) per annum immediately following each 90-day period that any Additional Interest continues to accrue under any circumstances; provided that the aggregate increase in such annual interest rate may in no event exceed one-half of one percent (0.50%) per annum. Upon the filing of the Exchange Offer Registration Statement after the 90-day period described in clause (i) above, the effectiveness of the Exchange Offer Registration Statement after the 120-day period described in clause (ii) above, the consummation of the Exchange Offer after the 45-day period described in clause (iii) above, the filing of the Shelf Registration Statement after the 180-day period or 60-day period day, as the case may be, described in clause (iv) above, the effectiveness of a Shelf Registration Statement after the 225-day period or 30-day period, as the case may be, described in clause (v) above, or the Shelf Registration Statement once again being effective or the Shelf Registration Statement and the Prospectus included therein becoming usable in connection with resales of Registrable Securities, as the case may be, in the case of clause (vi) above, or the Exchange Offer Registration Statement once again becoming effective or the Exchange Offer Registration Statement and the Prospectus included therein becoming usable in connection with resales of Exchange Securities, as the case may be, in the case of clause (vii) thereof, the interest rate borne by this Note from the date of such filing, effectiveness, consummation or resumption of effectiveness or usability, as the case may be, shall be reduced to the original interest rate so long as no other Registration Default shall have occurred and shall be continuing at such time and the Corporation is otherwise in compliance with this paragraph; provided, however, that, if after any such reduction in interest rate, one or more Registration Defaults shall again occur, the interest rate shall again be increased pursuant to the foregoing provisions.
The Corporation shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Notes entitled to receive the interest payment to be paid on such date as set forth in the Indentures. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date. Anything herein to the contrary notwithstanding, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, its Notes for Exchange Securities in the Exchange Offer will not be entitled to receive any Additional Interest. For purposes of clarity, the Corporation hereby acknowledges and agrees that, under current interpretations of law by the Commission, Initial Purchasers holding unsold allotments of Notes acquired from the Corporation are not eligible to participate in the Exchange Offer.
4.    The Indenture contains provisions for defeasance at any time of certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.
5.    If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
6.    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
7.    As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
8.    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
9.    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Corporation maintained under Section 1002 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
10.    The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
11.     As used in this Note, the following capitalized defined terms shall have the following meanings:
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank holding companies.
“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
“Exchange Securities” means any of the Exchange Securities as defined in the Registration Rights Agreement.
“Independent Bank Regulatory Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal bank holding company and banking regulatory law, including the laws, rules and the guidelines of the Federal Reserve Board relating to regulatory capital, and shall include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Corporation or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tier 2 Capital Event.”
“Independent Tax Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal income taxation law, including the deductibility of interest payments made with respect to corporate debt instruments, and shall include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Corporation or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tax Event.”
“Initial Purchaser” means any one of the Initial Purchasers as defined in the Registration Rights Agreement.
“Issue Date” means the date of original issuance of the Notes under the Indenture.
“Private Exchange Securities” means any of the Private Exchange Securities as defined in the Registration Rights Agreement.
“Prospectus” has the meaning set forth in the Registration Rights Agreement.
“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of December 17, 2014, among the Corporation and the Initial Purchasers.
“Registration Statement” has the meaning set forth in the Registration Rights Agreement.
“Restricted Security” means any Note except for (i)  an Exchange Security issued pursuant to the Exchange Offer, (ii) a Note which has been sold or transferred pursuant to an effective Registration Statement pursuant to the Registration Rights Agreement, (iii) a Note from which the Securities Act Legend has been removed in accordance with the terms of the Notes, and (iv) a Note issued upon registration of transfer of, or in exchange for, Notes which are not Restricted Securities.
“Rule 144” means Rule 144 under the Securities Act, including all successor provisions thereto.
“Rule 144A” means Rule 144A under the Securities Act, including all successor provisions thereto.
“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Tax Event” shall mean the receipt by the Corporation of an opinion of Independent Tax Counsel to the effect that, as a result of:

•
any amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities;

•
any judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”);

•
any amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or

•
a threatened challenge asserted in writing in connection with an audit of the Corporation’s federal income tax returns or positions or a similar audit of any of its Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the first date on which any Notes are sold, there is more than an insubstantial increase in the risk that interest paid by the Corporation on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes.
“Tier 2 Capital Event” shall mean the receipt by the Corporation of an opinion of Independent Bank Regulatory Counsel to the effect that, as a result of:

•
any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Corporation; or

•	any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if the Corporation were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Corporation.

12.    No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.
This Note shall be governed by and construed in accordance with the laws of the State of New York.
All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered holder(s) hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitute(s) and appoint(s)

attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

In connection with any transfer of the Notes prior to the expiration of the Resale Restriction Termination Date, the undersigned confirms that such Notes are being transferred:
☐    To the Corporation or a subsidiary thereof; or
☐    To a “qualified institutional buyer” in compliance with Rule 144A; or
☐    To an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring this Note for its own account, or for the account of such institutional accredited investor, for investment purposes pursuant to an exemption from registration; or
☐    Pursuant to and in compliance with Rule 144 or any other available exemption from the registration requirements under the Securities Act; or
☐    Pursuant to a Registration Statement which has become effective under the Securities Act and which continues to be effective at the time of transfer.
Unless one of the boxes is checked and this assignment is otherwise correctly executed, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof.

Date:	Your Signature:

Signature Guarantee:
(signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the within instrument in every particular, without alteration or enlargement or any change whatever. The signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee “medallion” program pursuant to Commission Rule 17Ad-15.

SCHEDULE A
Schedule of Increases and Decreases in Global Security
The initial principal amount of this Global Security is $____________. The following increases or decreases in the principal amount of this Global Security have been made:

Date made	Amount of increase in principal amount of this Global Security	Amount of decrease in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee